Exhibit 99.1

EVERCORE PARTNERS REPORTS THIRD QUARTER EARNINGS AND

DECLARES A QUARTERLY DIVIDEND OF $0.12 PER SHARE

Highlights

•	Adjusted Pro Forma Net Income of $9.8 million or $0.29 per share for the three months ended September 30, 2007. U.S. GAAP Net Income of $2.3 million or $0.19 per share for the same period.

•	Quarterly Net Revenues demonstrate sustained growth increasing 55% over the prior year quarter and 10% over the second quarter of 2007.

•	Nine month Advisory Revenues, Net Revenues and adjusted pro forma Net Income all exceed the prior full year records.

•	Announced six new Senior Managing Directors for Advisory in U.S. and Europe during Q3 2007.

•	Advisory backlog remains strong.

NEW YORK, November 1, 2007 – Evercore Partners Inc. (NYSE: EVR) today announced that for the three months ended September 30, 2007, Evercore’s adjusted pro forma net revenues were $72.4 million and net income was $9.8 million or $0.29 per share, compared to net revenues of $46.7 million and net income of $8.8 million or $0.28 per share for the same period in 2006. Net revenues increased 65% to $227.8 million for the nine months ended September 30, 2007 compared to net revenues of $138.3 million for the nine months ended September 30, 2006. Net income increased 75% to $42.6 million, or $1.30 per share, for the nine months ended September 30, 2007, compared to $24.3 million, or $0.76 per share, for the nine months ended September 30, 2006.

For the three months ended September 30, 2007, Evercore’s U.S. GAAP net income was $2.3 million or $0.19 per share. Evercore reported a net loss of $37.6 million, or $3.97 per share, for the nine months ended September 30, 2007. Evercore’s reported results reflect a non-cash equity-based compensation expense of $126.0 million associated with the vesting of employee equity awards due to the successful completion of Evercore’s equity offering in May 2007.

The following table provides an overview of the Company’s results:

	Three Months Ended September 30,
	(dollars in thousands, except per share data)
				Adjusted Pro Forma [1]
	U.S. GAAP
	2006 [1]	2007	% Change	2006	2007	% Change
Net Revenues:
Advisory	$36,126	$67,135	85.8%	$40,620	$67,135	65.3%
Investment Management	$4,766	$2,887	(39.4%)	$5,215	$2,887	(44.6%)
Other - Net	$843	$2,377	182.0%	$848	$2,377	180.3%

Net Revenues	$41,735	$72,399	73.5%	$46,683	$72,399	55.1%
Pre-Tax Income	$17,853	$10,364	N/A	$16,004	$16,290	1.8%
Pre-Tax Margin	42.8%	14.3%		34.3%	22.5%
Net Income	$15,656	$2,319	N/A	$8,834	$9,826	11.2%
EPS		0.19		0.28	0.29	3.6%

	Nine Months Ended September 30,
				Adjusted Pro Forma [1]
	U.S. GAAP
	2006 [1]	2007	% Change	2006	2007	% Change
Net Revenues:
Advisory	$108,696	$207,927	91.3%	$119,025	$207,927	74.7%
Investment Management	$21,012	$15,204	(27.6%)	$17,817	$15,204	(14.7%)
Other - Net	$1,143	$4,676	309.1%	$1,468	$4,676	218.5%

Net Revenues	$130,851	$227,807	74.1%	$138,310	$227,807	64.7%
Pre-Tax Income	$70,337	$(69,186)	N/A	$44,082	$70,554	60.1%
Pre-Tax Margin	53.8%	(30.4%)		31.9%	31.0%
Net Income (Loss)	$66,249	$(37,633)	N/A	$24,333	$42,558	74.9%
EPS		(3.97)		0.76	1.30	71.1%

[1]

See “Basis of Alternative Financial Statement Presentations” on page 8 and Annex I for a detailed discussion of the presentation of results from 2006 and the differences in the calculation of the Company’s results prepared in accordance with U.S. GAAP and on an adjusted pro forma basis. Any financial measure other than U.S. GAAP results should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

During the nine month period, Evercore announced six new Senior Managing Directors for its Advisory Business, expanding its capabilities in the Consumer/Retail, Energy, Health Care, and Aerospace/Defense sectors and its presence in Europe. After adjusting for the recruiting and compensation costs ($3.6 million and $5.7 million after-tax for the three and nine month periods respectively) of the seven Senior Managing Directors who have joined Evercore this year adjusted pro forma net income for the three and nine month periods would be $13.5 million (52% growth) and $48.2 million (98% growth), respectively.

Evercore’s revenues and net income can fluctuate materially depending on the number, size and timing of the completed transactions on which it advises, the number and size of Investment Management gains or losses and other factors. Accordingly, the revenues and net income in any particular quarter may not be indicative of future results. Evercore believes that annual results are the most meaningful.

Business Overview

“We are pleased with our results during the third quarter,” said Roger C. Altman, Chairman, Evercore. “In challenging market conditions we achieved strong and sustained growth in revenue and our backlog of new business is similar to levels that existed before the financial market disruption. Seven of our new partners have started and all are actively in the marketplace. Our fundamentals remain strong and the business remains sound.”

“Our Investment Management business has done well despite the difficult market conditions over the past few months,” said Austin M. Beutner, President and Co-Chief Executive Officer, Evercore. “At the end of the third quarter we have cash and cash equivalents of $185 million comprising cash generated from operations as well as the primary capital raised in our securities offerings. As we have consistently indicated, we intend to employ this capital in the pursuit of our strategic objectives of growing our investment management businesses and expanding our global advisory capabilities.”

Revenues

Advisory

Advisory revenues were earned from clients in the following markets:

	Three Months Ended September 30,
	(dollars in thousands)
				Adjusted Pro Forma [1]
	U.S. GAAP
	2006 [1]	2007	% Change	2006	2007	% Change
United States	$34,785	$56,931	63.7%	$34,785	$56,931	63.7%
Europe	$—	$6,410	N/A	$3,281	$6,410	95.4%
Latin America	$1,341	$3,794	182.9%	$2,554	$3,794	48.6%

Advisory Revenue	$36,126	$67,135		$40,620	$67,135

	Nine Months Ended September 30,
	(dollars in thousands)
				Adjusted Pro Forma [1]
	U.S. GAAP
	2006 [1]	2007	% Change	2006	2007	% Change
United States	$92,230	$158,642	72.0%	$92,230	$158,642	72.0%
Europe	$15,125	$37,166	145.7%	$18,406	$37,166	101.9%
Latin America	$1,341	$11,844	783.2%	$8,389	$11,844	41.2%
Other	$—	$275	N/A	$—	$275	N/A

Advisory Revenue	$108,696	$207,927		$119,025	$207,927

[1]

See “Basis of Alternative Financial Statement Presentations” on page 8 and Annex I for a detailed discussion of the presentation of results from 2006 and the differences in the calculation of the Company’s results prepared in accordance with U.S. GAAP and on an adjusted pro forma basis. Any financial measure other than U.S. GAAP results should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Transactions completed in the third quarter 2007 on which Evercore advised included:

•	Apax Partners on its acquisition of Thomson Learning

•	Cerberus on its acquisition of Tower Automotive

•	eCollege on its sale to Pearson Education

•	First Data on its sale to KKR

•	Interpool on its sale to Fortress Investment Group

•	Metromedia International on its sale to CaucusCom Ventures

Among the transactions announced in the third quarter 2007 on which Evercore is advising are:

•	ARINC on its sale to Carlyle

•	BlueLithium on its sale to Yahoo!

•	IntercontinentalExchange on its acquisition of Chatham Energy Partners

•	North Pittsburgh Systems on its sale to Consolidated Communications

•	Sequa on its sale to Carlyle

The Restructuring group continues to perform well having recently been involved in a number of noteworthy mandates. In addition, we are also experiencing a high level of strategic discussions among corporate clients and noticing some shift in activity from financial sponsors toward corporate acquirers.

According to Thomson Financial, for the first nine months of 2007, Evercore ranked 12th among all financial institutions in U.S. announced deals. Among boutiques, Evercore was the number one ranked firm as measured in U.S. announced transactions and closed transactions. Evercore continues to advise on deals in increasingly diverse industries, including the automotive, media, education, financial services, metals and mining, and energy sectors.

Investment Management

The historical Combined Statements of Operations for the period prior to the August 10, 2006 initial public offering (IPO) included the results of the general partners of the private equity funds Evercore currently manages. Following the IPO, the Company does not consolidate the results of the general partners of the private equity funds as they were not contributed as part of the formation transaction. However, through its equity interest in the general partner of Evercore Capital Partners II (ECP II) and the Discovery Fund, Evercore recognizes as revenue 8% to 9% of any carried interest from these funds plus the pro rata share of realized and unrealized gains and losses associated with capital invested.

Evercore expects it will be entitled to 100% of any management fees and portfolio company fees earned in relation to any future private equity funds it manages. The Company also expects to consolidate the general partners of any future private equity funds it manages. Accordingly, it expects to record as revenue 100% of any carried interest and realized or unrealized gains (or losses) on investments earned by these entities. However, the Company expects to allocate to its Senior Managing Directors and other employees, through the direct interests these individuals will hold, a significant percentage of any such carried interest. In addition, these individuals will be entitled to any such gains (or losses) on investment based on the amount of the general partners’ capital they contribute in respect of any such future fund. Unlike Evercore Capital Partners I, where the Company made no direct investment or ECP II where the Company’s direct investment is less than 2% of total capital committed, the Company intends to make significant capital commitments to any future private equity fund it manages.

Evercore’s Investment Management Revenues were comprised of the following:

	Three Months Ended September 30,
	(dollars in thousands)
				Adjusted Pro Forma [1]
	U.S. GAAP
	2006 [1]	2007	% Change	2006	2007	% Change
Private Equity:
Management and Portfolio Company Fees	$2,014	$3,639	80.7%	$2,071	$3,639	75.7%
Realized and Unrealized Gains (Includes Carried Interest)	$2,679	$368	(86.3%)	$2,679	$368	(86.3%)

	$4,693	$4,007	(14.6%)	$4,750	$4,007	(15.6%)

Public Securities:
Realized and Unrealized Gains (Losses) (Includes Seed Capital)	$73	$(1,120)	N/A	$465	$(1,120)	N/A

	$73	$(1,120)	N/A	$465	$(1,120)	N/A

Investment Management Revenue	$4,766	$2,887	(39.4%)	$5,215	$2,887	(44.6%)

	Nine Months Ended September 30,
	(dollars in thousands)
				Adjusted Pro Forma [1]
	U.S. GAAP
	2006 [1]	2007	% Change	2006	2007	% Change
Private Equity:
Management and Portfolio Company Fees	$13,687	$10,752	(21.4%)	$14,089	$10,752	(23.7%)
Realized and Unrealized Gains (Includes Carried Interest)	$7,621	$4,290	(43.7%)	$2,617	$4,290	63.9%

	$21,308	$15,042	(29.4%)	$16,706	$15,042	(10.0%)

Public Securities:
Realized and Unrealized Gains (Losses) (Includes Seed Capital)	$(296)	$162	N/A	$1,111	$162	(85.4%)

	$(296)	$162	N/A	$1,111	$162	(85.4%)

Investment Management Revenue	$21,012	$15,204	(27.6%)	$17,817	$15,204	(14.7%)

[1]

See “Basis of Alternative Financial Statement Presentations” on page 8 and Annex I for a detailed discussion of the presentation of results from 2006 and the differences in the calculation of the Company’s results prepared in accordance with U.S. GAAP and on an adjusted pro forma basis. Any financial measure other than U.S. GAAP results should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

On an adjusted pro forma basis, Investment Management revenues decreased from $5.2 million in 2006 to $2.9 million for the three month period ended September 30, 2007 and decreased from $17.8 million in 2006 to $15.2 million for the nine month period ended September 30, 2007. The declines relate primarily to reductions in the value of EAM’s portfolios, which reflects its deep value equity investing strategy. Within Private Equity, changes in fee income in the respective periods were largely offset by differences in the timing and amount of gains recognized on investments in and carried interest owned in portfolio companies.

As of September 30, 2007, the carrying value of Evercore’s direct investments in its private equity funds totaled $13.9 million.

As of September 30, 2007 assets under management in Evercore’s public securities business in the U.S. and Mexico (EAM and PCB) were $448 million and $613 million, respectively.

Expenses

Operating Expenses

Evercore’s operating expenses for the three and nine months ended September 30, 2007 and 2006 were as follows:

	Three Months Ended September 30,
	(dollars in thousands)
				Adjusted Pro Forma [1]
	U.S. GAAP
	2006 [1]	2007	% Change	2006	2007	% Change
Employee Compensation Expenses	$14,715	$42,777	190.7%	$21,689	$40,502	86.7%
% of Net Revenue	35.3%	59.1%		46.5%	55.9%
Non-compensation Expenses	$9,167	$19,258	110.1%	$8,990	$15,607	73.6%
% of Net Revenue	22.0%	26.6%		19.3%	21.6%

	Nine Months Ended September 30,
	(dollars in thousands)
				Adjusted Pro Forma [1]
	U.S. GAAP
	2006 [1]	2007	% Change	2006	2007	% Change
Employee Compensation Expenses	$31,567	$241,576	N/A	$66,271	$113,393	71.1%
% of Net Revenue	24.1%	106.0%		47.9%	49.8%
Non-compensation Expenses	$28,947	$55,417	91.4%	$27,957	$43,860	56.9%
% of Net Revenue	22.1%	24.3%		20.2%	19.3%

[1]

See “Basis of Alternative Financial Statement Presentations” on page 8 and Annex I for a detailed discussion of the presentation of results from 2006 and the differences in the calculation of the Company’s results prepared in accordance with U.S. GAAP and on an adjusted pro forma basis. Any financial measure other than U.S. GAAP results should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Compensation and Benefits

Because Evercore operated as a series of limited liability companies prior to its IPO, payments for services rendered by Evercore’s Senior Managing Directors generally were accounted for as distributions of members’ capital, rather than compensation expenses. As a result, Evercore’s pre-IPO compensation and benefits expenses do not reflect a large portion of payments for services rendered by Evercore’s Senior Managing Directors and do not fairly reflect the operating costs Evercore incurs as a public company. As a corporation, Evercore includes all payments for services rendered by its Senior Managing Directors in compensation and benefit expenses.

Evercore’s compensation expense is generally based upon revenue and can fluctuate materially in any particular quarter depending upon the amount of revenue recognized as well as other factors. Accordingly, the amount of compensation expense recognized in any particular quarter may not be indicative of compensation expense in a future period.

Evercore’s adjusted pro forma compensation and benefit expense for the three months and nine months ended September 30, 2007 was $40.5 million and $113.4 million, respectively.

The Company has targeted total employee compensation and benefits awarded to employees at a level approximating 50% of net revenue. In the third quarter of 2007, the Company exceeded that level principally as a result of the new partner hires. Such costs were $5.5 million and $8.2 million for the three and nine month periods, respectively. The Company retains the ability to exceed its compensation and benefits award target, change the target or change how the target is calculated at any time.

Compensation costs related to the hiring of the new senior managing directors contributed $5.5 million and $8.2 million for the three and nine month periods, respectively.

As of September 30, 2007, Evercore’s total headcount was 288 employees, compared with 238 as of September 30, 2006.

	As of September 30,
		2007
	2006	Evercore U.S.	Evercore Mexico	Evercore Europe	Evercore Total
Headcount:
Senior Managing Directors:
Advisory	19	17	6	5	28
Investment Management	8	7	1	1	9
Corporate	3	3	—	—	3
Other Employees:
Other Professionals and Support Staff	208	142	96	10	248

Total	238	169	103	16	288

Non-Compensation Expenses

The increases in non-compensation expenses of $6.6 million and $15.9 million for the three and nine month periods relate primarily to increases in Occupancy, Professional Services and Depreciation and Amortization costs.

•

Professional services costs for the three and nine month periods increased by $3.7 million and $6.9 million, respectively. These increases are driven by costs associated with recruiting our new Senior Managing Directors of $0.5 million and $1.3 million for the three and nine month periods, respectively, and by the ongoing costs of improving our support infrastructure to meet the requirements of operating as a public company, in particular those requirements associated with the 404 requirements of Sarbanes-Oxley. We remain focused on completing the projects required to remediate our reported material weaknesses and anticipate completing those projects during the fourth quarter of this year and first quarter of next year.

•

The increase in Occupancy costs and in Depreciation and Amortization are primarily driven by our move to larger space in New York which was completed during the third quarter. The move resulted in transition costs that amounted to $1.8 million for the third quarter and $3.9 million for the nine month period ended September 30, 2007.

The other components of non-compensation expenses did not change significantly in the aggregate. During the quarter we have implemented other cost management initiatives in order to sustain the growth of our operating margins. We expect to see the benefit of these initiatives begin to impact our operating results in the fourth quarter of 2007.

Income Taxes

Prior to the IPO, Evercore was not subject to Federal income taxes, but was subject to New York City Unincorporated Business Tax and New York City general corporation taxes. As a result of the IPO, the operating business entities of Evercore were restructured and a portion of Evercore’s income is subject to U.S. Federal income taxes. For the nine months ended September 30, 2007 Evercore’s effective tax rate was approximately 40%, reflecting Evercore’s income subject to U.S. Federal, foreign, state and local taxes. The effective tax rate was approximately 4% for the period in which Evercore was a public company in the third quarter of 2006.

Prior to August 10, 2006, the Company had not been subject to U.S. Federal income tax, but had been subject to the New York City Unincorporated Business Tax and New York City general corporate tax on its U.S. earnings, including certain non-income tax fees in other jurisdictions where the Company was restructured and a portion of the Company’s income is subject to U.S. Federal income taxes and taxed at the prevailing corporate tax rates.

Dividend

The Board of Directors of Evercore declared a quarterly dividend of $0.12 per share to be paid on December 14, 2007 to common stockholders of record on November 30, 2007.

Basis of Alternative Financial Statement Presentations

The aggregate 2006 results represent the Predecessor and Successor company results prior to and subsequent to the IPO on August 10, 2006. Predecessor Company results represent the results of the combined entities known as Evercore Holdings prior to the IPO. The Successor Company results represent the consolidated results of Evercore Partners Inc. and its subsidiaries subsequent to the Company’s IPO on August 10, 2006. Both the Predecessor and Successor Company results have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The aggregate results are non-GAAP financial measures and should not be used in isolation or substitution of predecessor and successor results. See Annex I accompanying this press release for the detailed U.S. GAAP amounts for the Predecessor and Successor entities which have been aggregated above. Evercore believes that these results provide an overall annual view of performance that is useful in evaluating Evercore’s ongoing operations.

Adjusted pro forma results are provided principally to give additional information about the per-share effect of previously issued but unvested equity and to exclude charges associated with Evercore’s line of credit, amortization of intangible assets acquired with Protego and Braveheart and the compensation charge resulting from equity awards that vested in conjunction with Evercore’s May 2007 follow-on-offering.

Evercore believes that the disclosed adjusted pro forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results prior and subsequent to the IPO. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP results to adjusted pro forma results is presented in the tables included in Annex I, as well as a description of how management believes the adjusted pro forma results provide useful information in evaluating Evercore’s ongoing operations.

Conference Call

Evercore will host a conference call to discuss its results for the nine months and quarter ended September 30, 2007 on Thursday, November 1, 2007, at 9:00 a.m. Eastern Daylight Time with access available via the Internet and telephone. Investors and analysts may participate in the live conference call by dialing 866-672-2663 (toll-free domestic) or 973-582-2772 (international); passcode: 9409238. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at 877-519-4471 (toll-free domestic) or 973-341-3080 (international); passcode: 9409238. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s Web site at www.evercore.com. The webcast will be archived on the Web site for 30 days after the call.

About Evercore Partners

Evercore Partners is a leading investment banking boutique and investment company. Evercore’s Advisory business counsels its clients on mergers, acquisitions, divestitures, restructurings and other strategic transactions. Evercore’s Investment Management business manages private equity funds and traditional asset management services for sophisticated institutional investors. Evercore serves a diverse set of clients around the world from its offices in New York, Los Angeles, San Francisco, London, England, Mexico City and Monterrey, Mexico. More information about Evercore can be found on the Company’s Web site at www.evercore.com. EVR-X

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Forward-Looking Statements

This discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore’s operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “seeks”, “approximately”, “predicts”, “intends”, “plans”, “estimates”, “anticipates” or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore’s business. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under “Risk Factors” discussed in Evercore’s Annual Report on Form 10-K for the year ended December 31, 2006. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this discussion. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Investor Contact:	Robert B. Walsh
Chief Financial Officer, Evercore Partners
212-857-3100

Media Contact:	Kenny Juarez or Chuck Dohrenwend
The Abernathy MacGregor Group, for Evercore Partners
212-371-5999

ANNEX I

Page Number
Schedule

Unaudited Condensed Combined/Consolidated Statements of Operations for the Three Months Ended September 30, 2006 and 2007	A-1

Unaudited Condensed Combined/Consolidated Statements of Operations for the Nine Months Ended September 30, 2006 and 2007	A-2

Adjusted Pro Forma:

Adjusted Pro Forma Results and Adjusted Pro Forma Net Income per Common Share	A-3

Unaudited Condensed Consolidated Adjusted Pro Forma Statements of Operations for the Three Months Ended September 30, 2007	A-5

Unaudited Condensed Consolidated Adjusted Pro Forma Statements of Operations for the Nine Months Ended September 30, 2007	A-6

Unaudited Condensed Combined/Consolidated Adjusted Pro Forma Statements of Operations for the Three Months Ended September 30, 2006	A-7

Unaudited Condensed Combined/Consolidated Adjusted Pro Forma Statements of Operations for the Nine Months Ended September 30, 2006	A-8

Notes to Unaudited Condensed Combined/Consolidated Adjusted Pro Forma Statements of Operations	A-9

ANNEX I

EVERCORE PARTNERS INC.

CONDENSED COMBINED/CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2006 AND 2007

(dollars in thousands, except per share data)

(UNAUDITED)

	July 1, 2006 through August 9, 2006	August 10, 2006 through September 30, 2006	July 1, 2006 through September 30, 2006	September 30, 2007
	Predecessor	Successor	Aggregate*	Successor
REVENUES
Advisory Revenue	$23,552	$12,574	$36,126	$67,135
Investment Management Revenue	614	4,152	4,766	2,887
Interest Income and Other Revenue	343	3,819	4,162	8,091

TOTAL REVENUES	24,509	20,545	45,054	78,113
Interest Expense	—	3,319	3,319	5,714

NET REVENUES	24,509	17,226	41,735	72,399

EXPENSES
Employee Compensation and Benefits	3,746	10,969	14,715	42,777
Occupancy and Equipment Rental	405	807	1,212	3,726
Professional Fees	2,806	663	3,469	7,185
Travel and Related Expenses	683	964	1,647	1,965
Financing Costs	195	311	506	568
Communications and Information Services	481	11	492	—
Depreciation and Amortization	121	1,093	1,214	4,510
Other Operating Expenses	231	396	627	1,304

TOTAL EXPENSES	8,668	15,214	23,882	62,035

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	15,841	2,012	17,853	10,364
Provision for Income Taxes	484	297	781	3,217
Minority Interest	(1)	1,417	1,416	4,828

NET INCOME	$15,358	$298	$15,656	$2,319

Net Income Available to Holders of Shares of Class A Common Stock:				$2,319
Weighted Average Shares of Class A Common Stock Outstanding:
Basic				12,352
Diluted				12,406
Net Income Available to Holders of Shares of Class A Common Stock Per Share:
Basic				$0.19
Diluted				$0.19

*

See “Basis of Alternative Financial Statement Presentations” on page 8 for a detailed discussion of the presentation of results from 2006 and the differences in the calculation of the Company’s results prepared in accordance with U.S. GAAP and on an Adjusted Pro Forma basis. Any financial measure other than U.S. GAAP results should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

EVERCORE PARTNERS INC.

CONDENSED COMBINED/CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2007

(dollars in thousands, except per share data)

(UNAUDITED)

	January 1, 2006 through August 9, 2006	August 10, 2006 through September 30, 2006	January 1, 2006 through September 30, 2006	September 30, 2007
	Predecessor	Successor	Aggregate*	Successor
REVENUES
Advisory Revenue	$96,122	$12,574	$108,696	$207,927
Investment Management Revenue	16,860	4,152	21,012	15,204
Interest Income and Other Revenue	643	3,819	4,462	16,319

TOTAL REVENUES	113,625	20,545	134,170	239,450
Interest Expense	—	3,319	3,319	11,643

NET REVENUES	113,625	17,226	130,851	227,807

EXPENSES
Employee Compensation and Benefits	20,598	10,969	31,567	241,576
Occupancy and Equipment Rental	2,233	807	3,040	9,354
Professional Fees	13,527	663	14,190	19,382
Travel and Related Expenses	4,176	964	5,140	6,234
Financing Costs	1,075	311	1,386	1,636
Communications and Information Services	1,706	11	1,717	—
Depreciation and Amortization	666	1,093	1,759	13,295
Other Operating Expenses	1,319	396	1,715	5,516

TOTAL EXPENSES	45,300	15,214	60,514	296,993

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST	68,325	2,012	70,337	(69,186)
Provision for Income Taxes	2,368	297	2,665	8,795
Minority Interest	6	1,417	1,423	(40,348)

NET INCOME (LOSS)	$65,951	$298	$66,249	$(37,633)

Net Loss Available to Holders of Shares of Class A Common Stock:				$(37,633)
Weighted Average Shares of Class A Common Stock Outstanding:
Basic				9,478
Diluted				9,478
Net Loss Available to Holders of Shares of Class A Common Stock Per Share:
Basic				$(3.97)
Diluted				$(3.97)

*

See “Basis of Alternative Financial Statement Presentations” on page 8 for a detailed discussion of the presentation of results from 2006 and the differences in the calculation of the Company’s results prepared in accordance with U.S. GAAP and on an Adjusted Pro Forma basis. Any financial measure other than U.S. GAAP results should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Adjusted Pro Forma Results and Adjusted Pro Forma Net Income per Common Share

The adjusted pro forma results reflect the following adjustments as shown in the table below:

Exclusion of financing costs for the line of credit. The line of credit was used for additional working capital. The line of credit was repaid out of a portion of the proceeds of the IPO and terminated concurrently with the IPO. Management believes that after the IPO it will rely on other sources of funding to fund working capital and thus excluding financing costs associated with the line of credit facilitates a meaningful comparison of its non-compensation expenses prior and subsequent to the IPO.

Exclusion of amortization of intangible assets acquired with Protego and Braveheart. The Protego acquisition was undertaken in contemplation of the IPO and substantially all of these charges were recognized by December 31, 2006. The Braveheart acquisition occurred on December 19, 2006. Management believes that these charges are not reflective of ongoing operations, and therefore exclusion of these charges enhances understanding of the Company’s operating performance.

Exclusion of compensation charges associated with the vesting of contingently vesting LP partnership units and Stock Based Awards. Evercore issued partnership units and stock based awards which vest upon the occurrence of specified vesting events. In periods prior to the completion of the follow-on offering we concluded that it was not probable that the vesting conditions would be achieved. Accordingly, we had not been accruing compensation expense relating to these unvested partnership units or stock-based awards. The completion of our May 2007 follow-on offering resulted in Messrs. Altman, Beutner and Aspe, and trusts benefiting their families and permitted transferees, collectively, ceasing to beneficially own at least 90% of the aggregate Evercore LP partnership units owned by them on the date of the internal reorganization resulting in the vesting of certain partnership units and stock based awards. The vesting of these awards resulted in a non-cash compensation expense of $126.0 million that was the result of the successful completion of Evercore’s equity offering in May 2007. In addition, a severance agreement recognized in the third quarter of 2007. Management believes that the expense is neither reflective of ongoing compensation expense nor meaningful when comparing prior periods. Therefore, exclusion of these charges enhances the understanding of the Company’s operating performance.

Tax effect of prior adjustments. Prior to the IPO, the Company was a collection of limited liability companies, partnership and sub-chapter S entities which are not subject to federal income taxes. As a result of the IPO, the operating business entities of the Company were restructured and a portion of the Company’s income is subject to U.S. federal income taxes. Thus the prior three adjustments also need to be tax effected.

Vesting of unvested equity. Management believes that it is useful to provide the per-share effect associated with the vesting of previously granted but unvested equity, and thus the adjusted pro forma results reflect the vesting of all unvested event based Evercore LP partnership units and stock based awards. However, management has concluded that at the current time it is not probable that the conditions relating to the vesting of the remaining event based unvested partnership units or stock based awards will be achieved or satisfied.

The unaudited condensed combined/consolidated adjusted pro forma financial information is included for informational purposes only and does not purport to reflect the results of operations or financial position of Evercore that would have occurred had we operated as a public company during the periods presented. The unaudited condensed combined/consolidated adjusted pro forma financial information should not be relied upon as being indicative of Evercore’s results of operations or financial condition had the transactions contemplated in connection with the internal reorganization been completed on the dates assumed. The unaudited condensed combined/consolidated adjusted pro forma financial information also does not project the results of operations or financial position for any future period or date.

CONDENSED CONSOLIDATED ADJUSTED PRO FORMA STATEMENTS OF OPERATIONS

THREE MONTHS ENDED SEPTEMBER 30, 2007

(dollars in thousands, except per share data)

(UNAUDITED)

	Evercore Partners Inc. Successor	Pro Forma Adjustments		Evercore Partners Inc. Adjusted Pro Forma
Adjusted Net Income
Advisory Revenue	$67,135			$67,135
Investment Management Revenue	2,887			2,887
Interest Income and Other Revenue	8,091			8,091

Total Revenues	78,113	—		78,113
Interest Expense	5,714			5,714

Net Revenues	72,399	—		72,399
Employee Compensation and Benefits	42,777	(2,275	)(p)	40,502
Professional Fees	7,185			7,185
Other Operating Expense	8,422			8,422
Amortization of Intangibles	3,651	(3,651	)(l)	—

Total Expenses	62,035	(5,926)		56,109

Income Before Income Tax and Minority Interest	10,364	5,926		16,290
Provision for Income Taxes	3,217	3,247	(m)	6,464

Income Before Minority Interest	7,147	2,679		9,826
Minority Interest	4,828	(4,828	)(n)	—

Net Income	$2,319	$7,507		$9,826

Adjusted Class A Common Stock Outstanding
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding	11,108	—	(o)	11,108
Vested Partnership Units	—	15,335	(o)	15,335
Unvested Partnership Units	31	4,823	(o)	4,854
Vested Restricted Stock Units—Event Based	1,244	—	(o)	1,244
Unvested Restricted Stock Units—Event Based	—	888	(o)	888
Unvested Restricted Stock Units—Service Based	11	—	(o)	11
Unvested Restricted Stock—Service Based	12	—	(o)	12

Total Shares	12,406	21,046		33,452

Net Income per Share:
Basic	$0.19			$0.29
Diluted	$0.19			$0.29

CONDENSED CONSOLIDATED ADJUSTED PRO FORMA STATEMENTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2007

(dollars in thousands, except per share data)

(UNAUDITED)

	Evercore Partners Inc. Successor	Pro Forma Adjustments		Evercore Partners Inc. Adjusted Pro Forma
Adjusted Net Income
Advisory Revenue	$207,927			$207,927
Investment Management Revenue	15,204			15,204
Interest Income and Other Revenue	16,319			16,319

Total Revenues	239,450	—		239,450
Interest Expense	11,643			11,643

Net Revenues	227,807	—		227,807
Employee Compensation and Benefits	241,576	(128,183	)(p)	113,393
Professional Fees	19,382			19,382
Other Operating Expense	24,478			24,478
Amortization of Intangibles	11,557	(11,557	)(l)	—

Total Expenses	296,993	(139,740)		157,253

Income (Loss) Before Income Tax and Minority Interest	(69,186)	139,740		70,554
Provision for Income Taxes	8,795	19,201	(m)	27,996

Income (Loss) Before Minority Interest	(77,981)	120,539		42,558
Minority Interest	(40,348)	40,348	(n)	—

Net Income	$(37,633)	$80,191		$42,558

Adjusted Class A Common Stock Outstanding
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding	8,741	54	(o)	8,795
Vested Partnership Units	—	16,823	(o)	16,823
Unvested Partnership Units	—	4,854	(o)	4,854
Vested Restricted Stock Units—Event Based	737	511	(o)	1,248
Unvested Restricted Stock Units—Event Based	—	888	(o)	888
Unvested Restricted Stock Units—Service Based	—	37	(o)	37
Unvested Restricted Stock—Service Based	—	28	(o)	28

Total Shares	9,478	23,195		32,673

Net Income (Loss) per Share:
Basic	$(3.97)			$1.30
Diluted	$(3.97)			$1.30

CONDENSED COMBINED/CONSOLIDATED ADJUSTED PRO FORMA STATEMENTS OF OPERATIONS

THREE MONTHS ENDED SEPTEMBER 30, 2006

(dollars in thousands, except per share data)

(UNAUDITED)

	Predecessor	Adjustments for Formation		Acquired Company Combination Adjustments (c)		Pro-Forma Adjustments for the IPO		Pro Forma Adjustments		Adjusted Pro Forma
Adjusted Net Income
Advisory Revenue	$36,126	$—		$4,494		$—		$—		$40,620
Investment Management Revenue	4,766	—	(a)	449		—		—		5,215
Interest Income and Other Revenue	4,162	—		2,262		—		—		6,424

Total Revenues	45,054	—		7,205		—		—		52,259
Interest Expense	3,319	—		2,257		—		—		5,576

Net Revenues	41,735	—		4,948		—		—		46,683

Employee Compensation and Benefits	14,715	—		1,097		5,877	(g)	—		21,689
Professional Fees	3,469	—		2,157		(2,100	)(h)	—		3,526
Other Operating Expense	4,920	—	(a)	1,037		—		(493	)(k)	5,464
Amortization of Intangibles	778	—		2,865	(d)	—		(3,643	)(l)	—

Total Expenses	23,882	—		7,156		3,777		(4,136)		30,679

Income Before Income Tax and Minority Interest	17,853	—		(2,208)		(3,777)		4,136		16,004
Provision for Income Taxes	781	(90	)(b)	188	(e)	1,178	(i)	5,113	(m)	7,170

Income Before Minority Interest	17,072	90		(2,396)		(4,955)		(977)		8,834
Minority Interest	1,416	—	(a)	(4	)(f)	6,259	(j)	(7,671	)(n)	—

Net Income	$15,656	$90		$(2,393)		$(11,214)		$6,694		$8,834

Adjusted Class A Common Stock Outstanding
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding								—	(o)	6,726
Vested Partnership Units								13,433	(o)	13,433
Unvested Partnership Units								9,708	(o)	9,708
Unvested Restricted Stock Units—Event Based								2,069	(o)	2,069
Unvested Restricted Stock Units—Service Based								10	(o)	10

Total Shares								25,220		31,946

Net Income per Share:
Basic										$0.28
Diluted										$0.28

CONDENSED COMBINED/CONSOLIDATED ADJUSTED PRO FORMA STATEMENTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2006

(dollars in thousands, except per share data)

(UNAUDITED)

	Predecessor	Adjustments for Formation		Acquired Company Combination Adjustments (c)		Pro-Forma Adjustments for the IPO		Pro Forma Adjustments		Adjusted Pro Forma
Adjusted Net Income
Advisory Revenue	$108,696	$—		$10,329		$—		$—		$119,025
Investment Management Revenue	21,012	(5,005	)(a)	1,810		—		—		17,817
Interest Income and Other Revenue	4,462	—		6,612		—		—		11,074

Total Revenues	134,170	(5,005)		18,751		—		—		147,916
Interest Expense	3,319	—		6,287		—		—		9,606

Net Revenues	130,851	(5,005)		12,464		—		—		138,310

Employee Compensation and Benefits	31,567	—		5,367		29,337	(g)	—		66,271
Professional Fees	14,190	—		2,749		(4,504	)(h)	—		12,435
Other Operating Expense	13,979	—	(a)	3,253		—		(1,710	)(k)	15,522
Amortization of Intangibles	778	—		12,864	(d)	—		(13,642	)(l)	—

Total Expenses	60,514	—		24,233		24,833		(15,352)		94,228

Income Before Income Tax and Minority Interest	70,337	(5,005)		(11,769)		(24,833)		15,352		44,082
Provision for Income Taxes	2,665	(112	)(b)	627	(e)	1,799	(i)	14,770	(m)	19,749

Income Before Minority Interest	67,672	(4,893)		(12,396)		(26,632)		582		24,333
Minority Interest	1,423	(5,005	)(a)	(258	)(f)	22,410	(j)	(18,570	)(n)	—

Net Income	$66,249	$112		$(12,138)		$(49,042)		$19,152		$24,333

Adjusted Class A Common Stock Outstanding
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding								—	(o)	6,726
Vested Partnership Units								13,433	(o)	13,433
Unvested Partnership Units								9,708	(o)	9,708
Unvested Restricted Stock Units—Event Based								2,069	(o)	2,069
Unvested Restricted Stock Units—Service Based								10	(o)	10

Total Shares								25,220		31,946

Notes to Unaudited Condensed Combined/Consolidated Adjusted Pro Forma Statements of Operations

(dollars in thousands, except per share data):

(a)	Adjustment reflects the elimination of the historical results of operations for the general partners of the Evercore Capital Partners I, Evercore Capital Partners II and Evercore Ventures funds and certain other entities through which Messrs. Altman and Beutner have invested capital in the Evercore Capital Partners I fund, specifically, Evercore Founders LLC and Evercore Founders Cayman Limited, which were not contributed to Evercore LP. For the nine months and three months ended September 30, 2006, this adjustment reflects $5,005 and $0, respectively, of net gains associated with carried interest.

(b)	Adjustment reflects the tax impact on Evercore LP’s New York City Unincorporated Business Tax, or “UBT,” associated with adjustments for the formation transaction, including the New York City tax impact of converting the subchapter S corporations to limited liability companies. Since the entities that form Evercore have been limited liability companies, partnerships or sub-chapter S entities, Evercore’s income was not subject to U.S. Federal and state income taxes. Taxes related to income earned by limited liability companies and partnerships represent obligations of the individual Senior Managing Directors. Income taxes shown on Evercore Partners Inc.’s historical combined consolidated statements of income are attributable to the New York City UBT, attributable to Evercore’s operations apportioned to New York City.

(c)	To include the pre-acquisition results, the following balances reflect the historical financial results for Braveheart and Protego for the periods ended September 30, 2006.

	July 1, 2006 - September 30, 2006 Braveheart Historical	July 1, 2006 - August 9, 2006 Protego Historical	July 1, 2006 - September 30, 2006 Acquisition Adjustments*	July 1, 2006 - September 30, 2006 Acquired Company Combination Adjustments	January 1, 2006 - September 30, 2006 Braveheart Historical	January 1, 2006 - August 9, 2006 Protego Historical	January 1, 2006 - September 30, 2006 Acquisition Adjustments*	January 1, 2006 - September 30, 2006 Acquired Company Combination Adjustments

Advisory Revenue	$3,281	$1,213	$—	$4,494	$3,281	$7,048	$—	$10,329
Investment Management Revenue	—	449		449	—	1,810		1,810
Interest Income and Other Revenue	—	2,262		2,262	—	6,612		6,612

Total Revenues	3,281	3,924	—	7,205	3,281	15,470	—	18,751
Interest Expense	—	2,257		2,257	—	6,287		6,287

Net Revenues	3,281	1,667	—	4,948	3,281	9,183	—	12,464

Employee Compensation and Benefits	435	662		1,097	864	4,503		5,367
Professional Fees	—	2,157		2,157	—	2,749		2,749
Other Operating Expense	567	470		1,037	1,241	2,012		3,253
Amortization of Intangibles	—	—	2,865	2,865	—	—	12,864	12,864

Total Expenses	1,002	3,289	2,865	7,156	2,105	9,264	12,864	24,233

Income Before Minority Interest and Income Tax	2,278	(1,622)	(2,865)	(2,208)	1,176	(81)	(12,864)	(11,769)
Provision for Income Taxes	684	(496)		188	353	274		627

Income Before Minority Interest	1,595	(1,126)	(2,865)	(2,396)	823	(355)	(12,864)	(12,396)
Minority Interest	—	(6)	2	(4)	—	(422)	164	(258)

Net Income	$1,595	$(1,120)	$(2,867)	$(2,392)	$823	$67	$(13,028)	$(12,138)

*	See footnotes (d), (e) and (f) for discussion of adjustments.

(d)	Reflects the amortization of intangible assets acquired in conjunction with the purchase of Protego with an estimated useful life ranging from 0.5 years to five years and in conjunction with the purchase of Braveheart with an estimated useful life ranging from one to six years. The intangible assets with finite useful lives include the following asset types: client backlog and relationships, broker dealer license and, for Protego only, non-competition and non-solicitation agreements.

(e)	For tax purposes, no tax benefit will be realized related to the intangible assets acquired by Evercore LP in conjunction with the Protego acquisition. However, a tax benefit was realized by Evercore Partners Inc. upon consummation of the IPO and the acquisition of Braveheart. See Footnote (i) under “Notes to Unaudited Combined/Condensed Consolidated Adjusted Pro Forma Statements of Income.”

(f)	Reflects an adjustment to eliminate a minority interest of 19% in Protego’s asset management subsidiary that Evercore acquired as part of the Protego acquisition.

(g)	Historically the entities that form Evercore were limited liability companies, partnerships or sub-chapter S entities. Accordingly, payments for services rendered by Evercore’s Senior Managing Directors generally were accounted for as distributions of members’ capital rather than as compensation expense. Following the IPO, management has included all payments for services rendered by the Senior Managing Directors in compensation and benefits expense. In connection with the IPO, the Company targeted total employee compensation and benefits expense at a level not to exceed 50% of net revenue (excluding for these purposes, any revenue associated with gains or losses on investments, carried interest or reimbursable expenses). The Company retains the ability to exceed the target, change the target or how the target is calculated, and starting in 2007, the Company no longer excludes gains or losses on investments from revenues used to calculate its compensation and benefits expense target.

	Three Months Ended September 30, 2006	Nine Months Ended September 30, 2006
Pre formation Net Revenues (1)	$46,683	$138,310
Less: Expense Reimbursements	(1,109)	(3,572)
Less: Carried Interest and Realized and Unrealized Gain (Loss) on Investments	(2,616)	(2,616)

	42,958	132,122
Employee Compensation Expense Target - 50%	21,479	66,061
Braveheart National insurance Adj.	210	210

Pro Forma Compensation	21,689	66,271
Historical Compensation and Benefits	(15,812)	(36,934)

Employee Compensation and Benefits Expense Adjustment	$5,877	$29,337

(1)	Pre formation Net Revenues have been adjusted for carried interest and realized and unrealized gain/loss on investments for the pre-IPO period as discussed in Note (a) above.

(h)	Reflects non-recurring expenses associated with IPO and related internal reorganization transactions.

(i)

As a limited liability company, partnership or sub-chapter S entity, Evercore was generally not subject to income taxes except in foreign and local jurisdictions. For these adjusted pro forma financial statements, a provision for corporate income taxes at the actual pre-IPO effective tax rate of approximately 45% for 2006, which assumes the highest statutory rates apportioned to each state, local and/or foreign tax jurisdiction and reflected net of U.S. Federal tax benefit, was used. There is no current foreign tax increase or benefits assumed with the Protego acquisition as it relates to the effective tax rate. However, Evercore Partners Inc. will realize deferred tax increases or benefits upon the Protego and Braveheart acquisitions as it relates to the tax amortization of goodwill over a 15 year straight-line basis and Braveheart intangibles. The holders of partnership units in Evercore LP, including Evercore Partners Inc., will incur U.S. Federal, state and local income taxes on their proportionate share of any net taxable income of Evercore LP. In accordance with the partnership agreement pursuant to which Evercore LP is governed, management intend to cause Evercore LP to make pro rata cash distributions to Evercore’s Senior Managing

Directors and Evercore Partners Inc. for purposes of funding their tax obligations in respect of the income of Evercore LP that is allocated to them.

(j)	Reflects an adjustment to record the 67.3% minority interest ownership of Evercore’s Senior Managing Directors in Evercore LP relating to their vested partnership units, reflecting 6,518,558 shares of Class A common stock assumed outstanding for the three and nine months ended September 30, 2006. Partnership units of Evercore LP are, subject to certain limitations, exchangeable into shares of Class A common stock of Evercore Partners Inc. on a one-for-one basis. Evercore Partners Inc.’s interest in Evercore LP is within the scope of EITF 04-5. Although Evercore Partners Inc. has a minority economic interest in Evercore LP, it has a majority voting interest and control the management of Evercore LP. Additionally, although the limited partners have an economic majority of Evercore LP, they do not have the right to dissolve the partnership or substantive kick-out rights or participating rights, and therefore lack the ability to control Evercore LP. Accordingly, Evercore consolidates Evercore LP and records minority interest for the economic interest in Evercore LP held directly by the Senior Managing Directors.

(k)	Adjustment for financing costs used for additional working capital. The line of credit was repaid out of a portion of the proceeds received from the IPO.

(l)	Reflects expenses associated with amortization of intangible assets acquired in the Protego and Braveheart acquisitions.

(m)	An adjustment has been made to increase Evercore’s effective tax rate to approximately 40% for 2007 and 45% for 2006. For further discussion see footnote (i).

(n)	Reflects adjustment to eliminate minority interest as all Evercore LP Units are assumed to be converted to Class A common stock.

(o)	Assumes the vesting of LP Partnership units and restricted stock unit event-based awards and reflects on a weighted average basis, the accretion of unvested service based awards. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the unvested Evercore LP partnership units and restricted stock units issued in conjunction with the IPO are excluded from the calculation.

(p)	Adjustment for reduction of compensation associated with one time vesting of stock based awards related to the follow-on offering ($126 million) as well as a severance agreement recognized in the third quarter of 2007 ($2 million).